Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Beijing Med-Pharm Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON

Hong Kong January 18, 2007